U.S. Securities and Exchange Commission
	         Washington, D.C. 20549


                        FORM 8-K

                      Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2006


        	DIGITAL POWER CORPORATION
                -------------------------
(Exact name of small business issuer as specified in its charter)


  California              1-12711                94-1721931
  ----------             --------                ----------
(State or other        (Commission File No.)   (IRS Employer
jurisdiction of                               Identification No.)
incorporation or organization)


  	    41920 Christy Street, Fremont, CA 94538-3158
            --------------------------------------------
	       (Address of principal executive offices)

                	(510) 657-2635
                        --------------
        	(Issuer's telephone number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Section 8 - Other Events
------------------------------

Item 8.01 Other Events

Mr. Ben Zion Diamant, a stockholder of Telkoor Telecom, Ltd. ("Telkoor"), a limited liability company organized under the laws of Israel and the largest shareholder of Digital Power Corporation (the "Company"), entered into a settlement agreement (the "Settlement Agreement") with Mr. David Amitai to settle and resolve all of the parties' respective claims against each other. Pursuant to the Settlement Agreement, Mr. Diamant purchased Mr. David Amitai's shares in Telkoor; Mr. Amitai submitted his resignation from all his positions as a director or an officer (if he had any) with the Company, with Digital Power Limited, a wholly owned subsidiary of the Company, and with Telkoor; and Mr. Yuval Menipaz resigned his positions with the Company.

Telkoor is an Israeli corporation, primarily engaged in developing, marketing, and selling power supplies and power systems for the telecommunication equipment industry. Telkoor owns 2,661,261 shares of common stock.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           DIGITAL POWER CORPORATION
                                                (Registrant)


					/s/ Jonathan Wax
Date:  02/08/06	                   _______________________________
					Jonathan Wax
					Chief Executive Officer
                                       (Principal Executive Officer)